SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2011

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2011, the Compensation Committee (the “Committee”) of United Bankshares, Inc. (the “Company”) met (the “Compensation Meeting”) to review the performance of the Company for 2010, to establish base salaries for the Chief Executive Officer and the other executive officers, to determine the cash incentive awards for the Company’s executives for 2010, and to determine the number of stock options to grant to the Company’s officers and employees under the Company’s 2006 Stock Option Plan.

The Company’s Executive Compensation program consists of three basic components: (1) base salary; (2) annual incentives; and (3) long-term incentives. The Committee is responsible for the administration of the Company’s Executive Compensation programs, which includes the granting of long-term incentives consisting of stock option awards and short-term cash incentives for all executive officers of the Company. The Committee’s Executive Compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company’s annual and long-term performance goals and assist in attracting and retaining qualified executives. The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis (CD&A) included in the Company’s 2011 proxy statement.

Summary of Amendments to Richard M. Adams’ Employment Contract

At the request of Mr. Adams, the Committee agreed to amend Mr. Adams employment contract to align it more closely with the pay practices suggested by Institutional Shareholders, Inc. (ISS). In that regard, the Committee agreed to the following changes suggested by Mr. Adams: (1) the reduction of the rolling term of employment from five years to three years, (2) the amendment of certain termination payments from a payment in a lump sum amount equal to his base salary for a sixty (60) month period to a lump sum amount equal to the sum of his prior year’s base salary and target bonus times three; (3) the elimination of the modified single trigger provision providing for a change in control payment without involuntary job loss or reduction in duties and the insertion of a double trigger provision requiring both a change in control and involuntary job loss or reduction in duties; and (4) the deletion of provisions entitling Mr. Adams to a “280G gross- up payment” relating to reimbursement of certain excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986.

Compensation of the Chief Executive Officer

At the Compensation Meeting, the Committee determined the elements of compensation for Richard M. Adams, the Chairman of the Board of Directors and the Chief Executive Officer of the Company. In determining the compensation for Mr. Adams, the Committee considered the financial performance of the Company, information relating to compensation paid to Chief Executive Officers of peer bank holding companies, and the individual performance of Mr. Adams.

At Mr. Adams’ request, the Committee did not increase the base salary of Mr. Adams. Mr. Adams’ base salary will remain at $715,000.

The Committee did approve a short-term cash incentive of $482,625 for 2010 for Mr. Adams. In awarding this short-term cash incentive, the Committee reviewed the financial performance of the Company, including a composite rating of the following factors: earnings per share, stock performance, dividend increases and individual objectives including risk management. Consideration was also given to an AON consulting study, cash incentive awards paid by United’s Peer Group (banking companies operating in the same line of business and of similar size as the Company) to chief executive officers, and published compensation survey data. For 2010, the Committee awarded an incentive payment to Mr. Adams

1

based primarily on the Company meeting its earnings per share target of $1.65 and its strong return on assets of 0.95% which substantially outperformed United’s Peer Group; substantially outperforming total shareholder returns from 1990, 2000 and 2010 compared to the NASDAQ Index, United’s Peer Group and potential acquirors, and increasing the stock price 46% for the year 2010; increasing the dividend for the 37th consecutive year; and achieving satisfactory regulatory ratings and asset quality numbers well ahead of peers. The cash incentive will be paid on March 15, 2011.

Finally, the Committee granted Mr. Adams 60,000 stock options under the Company’s 2006 Stock Option Plan. The purpose of the stock option grants is to reward and retain officers in a manner that best aligns officers’ interests with stockholders’ interests. In determining the amount of options to grant Mr. Adams, the Committee considered various factors including the size of prior grants, level of responsibility within the organization, contributions made to the success of the organization, a review of available published data on Senior Management Compensation and information contained in the AON Consulting Executive Compensation study. The exercise price of the stock options granted was the closing price on February 28, 2011 of $28.64. A more detailed explanation of the factors considered when determining Mr. Adams’ compensation will be set forth in the Compensation Discussion & Analysis (CD&A) in the 2011 proxy statement.

Compensation of the Named Executive Officers Other than the Chief Executive Officer

At the Compensation Meeting, the Committee also determined certain elements of compensation for the Company’s named executive officers other than the Chief Executive Officer. The Committee considered (i) the financial performance of the Company and (ii) a presentation by the Chief Executive Officer. The Chief Executive Officer based his presentation and recommendations on a composite rating of performance objectives of the named executive officers, peer group data obtained from outside consultants, and the Chief Executive Officer’s evaluation of the named executive officers.

The Compensation Committee approved base salary increases for certain named executive officers of the Company other than the Chief Executive Officer. The base salary increases will be effective June 1, 2011. United employee performance based increases for 2011 are phased in over a four month period beginning March 1, 2011. The Committee’s decision to increase certain named executive officers’ salaries was based upon the CEO’s recommendations related to their individual performances, salaries paid by the Peer Group to executive officers holding equivalent positions, information contained in the AON Consulting Executive Compensation Report, corporate performance, business unit performance, and an individual’s level of responsibility.

The Committee also determined the annual incentive compensation for the named executive officers of the Company who had been disclosed in the 2010 proxy statement and those who are expected to be named executive officers in the 2011 proxy statement. In determining the cash incentive awards for the named executive officers, the Committee reviewed the financial performance of the Company, including a composite rating of the following factors: earnings per share, stock performance, dividend increases, unit performance, and individual objectives including risk management. Consideration was also given to cash incentive awards paid by United’s Peer Group to executive officers holding equivalent positions, and published compensation survey data. For 2010, the Committee awarded incentive payments to the named executive officers based primarily on the Company meeting its earnings per share target of $1.65 and its strong return on assets of 0.95% which substantially outperformed United’s Peer Group; substantially outperforming total shareholder returns from 1990, 2000 and 2010 compared to the NASDAQ Index, United’s Peer Group and potential acquirors, and increasing the stock price 46% for the year 2010; increasing the dividend for the 37th consecutive year; and achieving satisfactory regulatory ratings and asset quality numbers well ahead of peers. All named executive officers’ scorecards were discounted at various levels for unit performance or individual objectives, such as not meeting loan and deposit goals. The cash incentives will be paid on March 15, 2011.

The Committee also granted stock options under the Company’s 2006 Stock Option Plan to the named executive officers. The purpose of the stock option grants is to reward and retain officers in a manner that best aligns officers’ interests with stockholders’ interests. In determining the amount of options to grant the named executive officers, the Committee considered various factors including the size of prior grants, level of responsibility within the organization, contributions made to the success of the organization, a review of available published data on Senior Management Compensation and information contained in the AON Consulting Executive Compensation study. The exercise price of the stock options granted was the closing price on February 28, 2011 of $28.64.

The following is a summary of the compensation approved by the Committee for the named executive officers of the Company who had been reported in the 2010 proxy statement and those who are expected to be named executive officers in the 2011 proxy statement:

Name/Position	Base Salary	2010 Cash Incentive	Number of Securities Underlying Stock Options Granted (#)

Steven E. Wilson Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$257,348	$42,462	10,000

James J. Consagra, Jr. Executive Vice President	$280,000	$126,985	20,000

James B. Hayhurst, Jr. Executive Vice President	$240,000	$76,106	12,500

Richard M. Adams, Jr. Executive Vice President	$260,000	$116,820	20,000

A more detailed explanation of the factors considered when determining the named executives’ compensation will be set forth in the Compensation Discussion & Analysis (CD&A) in the 2011 proxy statement.

Summary of Amendments to Certain Named Executive Officers’

Supplemental Retirement Agreements

The Committee approved changes to the Supplemental Retirement Agreements for Mr. Adams, Mr. Hayhurst and Mr. S. Wilson. Currently, the annual benefits under the SERP for Messrs. Adams, Hayhurst, and S. Wilson are reduced by the annual benefits payable at retirement under Social Security, the Pension Plan and the benefits under United’s Savings and Stock Investment Plan. The Committee approved changes to the SERPs to provide that benefits payable under these SERPs will be reduced by (1) fifty percent of benefits paid upon retirement under Social Security, (2) annual benefits payable upon retirement under the Pension Plan, and (3) the annual amount of benefits payable to the executive upon his normal retirement age, on a single life annuity basis, attributable to the portion of the executive’s account balances arising from employer contributions under the United Savings and Stock Investment Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: March 4, 2011	By:	/s/ Richard M. Adams
Richard M. Adams, Chairman of the Board and Chief Executive Officer